   [LETTERHEAD OF HJ & Associates, L.L.C.]





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 dated September 20, 2000 of our report dated March 25, 2000, relating to the financial statements of VoIP Telecom, Inc. as of December 31, 1999 and 1998 and to the reference to our firm under the caption EXPERTS in the registration statement.




H.J. & Associates, L.L.C.
(formerly Jones, Jensen & Company)
Certified Public Accountants
September 20, 2000
Salt Lake City, Utah